Exhibit 99.1

For further information, contact:

Jack E. Stover	President and CEO	610-458-6200
Lawrence M. Christian	CFO and Vice President – Finance	610-458-6200
Steve Chizzik/Ira Weingarten	Equity Communications	805-897-1880

ANTARES PHARMA REPORTS PROGRESS OF NEEDLE-FREE

INJECTION DEVICE DEVELOPMENT PLAN

Company to host conference call on Friday, February 25, 2005, at 8:30 am EST

Exton, Pennsylvania – February 22, 2005 – Antares Pharma, Inc. (Amex®: AIS) announced today that it will host a conference call for investors and analysts on Friday, February 25, 2005, at 8:30 am EST to provide an update on progress made under its development agreement with Eli Lilly and Company. The agreement, signed in September 2003, provides for development of needle-free injection devices for diabetes and obesity patients. The specific key topics expected to be addressed during this call include:

•	The development process for proof-of-concept to date;

•	The successful integration into a viable commercial product;

•	The current status of qualitative and quantitative market research underway; and

•	The next steps in the process and expected timing.

Jack E. Stover, President and CEO of Antares Pharma, commented, “The last formal public communication we had regarding this important relationship was following achievement of a major milestone, the successful outcome of a meeting with the Food and Drug Administration in December 2003, where regulatory expectations for the development program were clarified. We want to take this opportunity to report the significant progress made in the last 14 months and outline potential next steps in the development and commercialization process.”

Analysts and investors can participate in the conference by dialing 1-800-251-4753 (507-726-3480 for international parties). Other interested parties can access a live audio-only Web broadcast from Antares Pharma’s website (www.antarespharma.com). A replay of the Web broadcast will be available until April 8, 2005. A telephone replay will also be available until April 8, 2005, by dialing 1-800-337-4126 (580-431-3012 for international parties). The pass code (0225) will be required for telephonic playback.

About Antares Pharma

Antares Pharma is a specialty pharma company focused on the growing lifestyle products sector and committed to leveraging its multiple drug delivery platforms to add value to existing drugs and to create new products and devices. The Company’s current technology platforms include transdermal (Advanced Transdermal Delivery ATD™) gels, disposable mini-needle injection systems (Vibex™), reusable needle-free injection systems (VISION® and Valeo™), and fast-melt oral (Easy Tec™) tablets. The Company currently has active partnering programs with several pharmaceutical and distribution companies for a number of indications and applications, including diabetes, growth disorders, obesity, female sexual dysfunction and other hormone therapy.

Antares Pharma currently distributes its needle-free injector systems in many countries and markets the same technology for use with human growth hormone through licensees in most major regions of the world. Licensees also market an ibuprofen gel using Antares Pharma’s ATD™ technology in several major European countries. In addition, Antares Pharma is undertaking development or is conducting research on several product opportunities that will form the basis of its specialty pharma program. Antares Pharma’s corporate headquarters is in Exton, Pennsylvania, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially and which are identified from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. Antares Pharma claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For more information, visit Antares Pharma’s web site at www.antarespharma.com and its needle-free product website, www.mediject.com. Information included on the Company’s website is not incorporated herein by reference or otherwise.